Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173173 on Form S-8 of our report dated June 6, 2014, relating to the financial statements and supplemental schedule of the Huntington Ingalls Industries Financial Security and Savings Program appearing in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
June 6, 2014